                                                                     EXHIBIT 3.1

                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                             EDUCATION ALTERNATIVES, INC.


          To form a Minnesota business corporation under the Minnesota Business Corporation Act, the following articles of incorporation are adopted:

                                   ARTICLE 1.  NAME

          The name of the corporation is Education Alternatives, Inc.

                            ARTICLE 2.  REGISTERED OFFICE

          The address of the registered office of the corporation is 1600 West 82nd Street, Minneapolis, Minnesota 55431.

                            ARTICLE 3.  AUTHORIZED SHARES

The aggregate number of authorized shares of the corporation is 25,000,000 common shares, $.01 par value, and 5,000,000 preferred shares, $.01 par value, undesignated as to series. The preferred shares shall be divisible into such classes and series, have the designations, voting rights, and other rights and preferences, and be subject to such restrictions, as the Board of Directors may from time to time establish, fix, and determine, consistent with these Restated Articles of Incorporation.

                           ARTICLE 4.  NO CUMULATIVE VOTING

          There shall be no cumulative voting by shareholders of the corporation.

                       ARTICLE 5.  WRITTEN ACTION BY DIRECTORS

An action required or permitted to be taken at a meeting of the board of Directors of the corporation may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by all of the directors unless the action need not be approved by shareholders of the corporation, in which case the action may be taken by a written action signed, or counterparts of a written action signed in the aggregate, by the number of directors that would be required to take the same action at a meeting of the Board of Directors of the corporation at which all of the directors were present.

                            ARTICLE 6.  DIRECTOR LIABILITY

          To the fullest extent permitted by the Minnesota Business Corporation Act, as the same exists or may hereafter be amended, a director of this corporation shall not be liable to this corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                                ARTICLES OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                             EDUCATION ALTERNATIVES, INC.


          I, the undersigned, John R. Tomlinson III, the Secretary of Education Alternatives, Inc., a Minnesota corporation, do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to
Section 302A.437 of the Minnesota Statutes by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at said corporation's Special Meeting of Shareholders held on May 1, 1992.

          RESOLVED, that the Restated Articles of Incorporation of Education Alternatives, Inc., a Minnesota corporation, be and hereby are amended to include a new Article 7 to read in its entirety as follows:

                                      "ARTICLE 7

          No shareholder of the corporation shall have any preemptive rights to subscribe for, purchase or acquire any shares of the corporation of any class whether unissued or now or hereafter authorized, or any obligations or other securities convertible into or exchangeable for any such shares."

          IN WITNESS WHEREOF, I have subscribed my name this 29th day of May, 1992.



                                   /s/ John R. Tomlinson III
                                   ----------------------------------
                                    John R. Tomlinson III, Secretary

                  CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                  OF SERIES A JUNIOR PARTICIPATING PREFERRED SHARES
                                          OF
                             EDUCATION ALTERNATIVES, INC.


          I, Franklin L. Kuhar, the Secretary of Education Alternatives, Inc., a corporation organized and existing under the Business Corporation Act of the State of Minnesota, in accordance with the provisions of Section 302A.401 thereof, DO HEREBY CERTIFY:

          That pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation of the corporation, the Board of Directors on September 8, 1993, adopted the following resolution creating a series of two hundred thousand (200,000) Preferred Shares of the par value of $.01 per share designated as Series A Junior Participating Preferred Shares:

          RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this corporation in accordance with the provisions of its Restated Articles of Incorporation, a series of Preferred Shares of this corporation be, and it hereby is, created, and that the designation and amount thereof and the relative rights and preferences of the shares of such series, are as follows:

          1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Shares" (the "Series A Preferred Shares"), and the number of shares constituting such series shall be two hundred thousand (200,000). The number of shares constituting such series may, unless prohibited by the Articles of Incorporation or by applicable law of the State of Minnesota, be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series A Preferred Shares.

          2.   DIVIDENDS AND DISTRIBUTIONS.

               (i) The holders of Series A Preferred Shares, in preference to the holders of Common Shares and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of July, October, January and April in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series APreferred Share, or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, one hundred (100) times the aggregate per share amount of all cash dividends, and one hundred (100) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any Series A Preferred Share, or fraction thereof. In the event the corporation shall at any time after October 1, 1993 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (ii) The corporation shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (i) of this paragraph 2 simultaneously with its declaration of a dividend or distribution on the Common Shares (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares); provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable, out of funds legally available for such purpose, on such subsequent Quarterly Dividend Payment Date.

               (iii) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date immediately preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) days prior to the date fixed for the payment thereof.

          3. VOTING RIGHTS. The holders of Series A Preferred Shares shall have the following voting rights:

               (i) Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to one hundred (100) votes on all matters submitted to a vote of the shareholders of the corporation. In the event the corporation shall at any time after October 1, 1993 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

               (ii) Except as otherwise provided herein, in any other Certificate of Designation, Preferences and Rights creating a series of Preferred Shares or by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the corporation.

               (iii) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares and any other capital stock of the corporation having general voting rights as set forth herein) for taking any corporate action.

          4.   CERTAIN RESTRICTIONS.

               (i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in paragraph 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the corporation shall not:

               (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Shares; or

               (d) redeem or purchase or otherwise acquire for consideration any Series A Preferred Shares, or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (ii) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of stock of the corporation unless the corporation could, under subparagraph (i) of this paragraph 4, purchase or otherwise acquire such shares at such time and in such manner.

          5. REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation, Preferences and Rights creating a series of Preferred Shares or as otherwise required by law.

          6. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares shall have received the greater of (i) $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to one hundred (100) times the aggregate amount to be distributed per share to holders of Common Shares, or (b) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except distributions made ratably on the Series A Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time after October 1, 1993 declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause
(a)(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          7. CONSOLIDATION, MERGER, EXCHANGE, ETC. In case the corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one hundred (100) times the aggregate amount of stock, securities, money and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the corporation shall at any time after October 1, 1993 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

          8. NO REDEMPTION. The Series A Preferred Shares shall not be redeemable.

          9. RANK. The Series A Preferred Shares shall rank junior in terms of dividend and liquidation, dissolution and winding up rights to all other series of the corporation's Preferred Shares hereafter issued that specifically provide that they shall rank senior to the Series A Preferred Shares.

          10. FRACTIONAL SHARES. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

          IN WITNESS WHEREOF, I have executed this Certificate of Designation, Preferences and Rights this 21st day of September, 1993.



                              /s/ Franklin L. Kuhar
                              ---------------------------------------------
                              Franklin L. Kuhar, Secretary

                                ARTICLES OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                             EDUCATION ALTERNATIVES, INC.


          I, the undersigned, Franklin L. Kuhar, the Secretary of Education Alternatives, Inc., a Minnesota corporation, do hereby certify that the following resolution as hereinafter set forth was adopted pursuant to Section 302A.437 of the Minnesota Statutes by the affirmative vote of the holders of a majority of the voting power of the shares present and entitled to vote at said corporation's Annual Meeting of Shareholders held on November 17, 1993.

          RESOLVED, that the Restated Articles of Incorporation of Education Alternatives, Inc., a Minnesota corporation, be and hereby are amended to include a new Article 8 to read in its entirety as follows:

                "ARTICLE 8.  CLASSIFICATION OF THE BOARD OF DIRECTORS;
                           NOMINATION AND NOTICE PROCEDURES

          The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen persons, who need not be shareholders. The number of directors may be increased by the shareholders or Board of Directors or decreased by the shareholders from the number of directors on the Board of Directors immediately prior to the effective date of this Article 8, provided, however, that any change in the number of directors on the Board of Directors (including, without limitation, changes at regular meetings of shareholders) shall be approved by the affirmative vote of not less than seventy-five percent (75%) of the voting power of all then outstanding shares of the corporation entitled to vote, voting together as a single class, unless such change shall have been approved by a majority of the entire Board of Directors. If such change shall not have been so approved, the number of directors shall remain the same. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors.

          At the 1993 regular meeting of shareholders, Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each succeeding regular meeting of shareholders beginning in 1994, successors to the class of directors whose term expires at that regular meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the regular meeting at which the director's term expires and until a successor shall be elected and qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Removal of a director from office (including a director named by the Board of Directors to fill a vacancy or newly created directorship), with or without cause, shall require the affirmative vote of not less than seventy-five percent (75%) of the voting power of all then outstanding shares of the corporation entitled to vote, voting together as a single class. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director's predecessor.

          Notwithstanding the foregoing, whenever the holders of any one or more classes of preferred or preference stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at a regular or special meeting of shareholders, the election, term of office, filling of vacancies and other feature of such directorships shall be governed by or pursuant to the applicable terms of the certificate of designation or other instrument creating such class or series of preferred stock, and such directors so elected shall not be divided into classes pursuant to this Article 8 unless expressly provided by such terms.

          Only such persons who are nominated in accordance with the procedures set forth in this Article 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article 8. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the shareholder giving the notice, (i) the name and address of such shareholder as they appear on the corporation's books, and (ii) the class and number of shares of the corporation which are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Article 8. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Article 8 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and the defective nomination shall be disregarded.

          At any regular or special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the corporation who complies with the notice procedures set forth in this Article 8. For business to be properly brought before any regular or special meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 50 days nor (except for shareholder proposals subject to Rule 14a-8(a)(3)(i) of the Securities Exchange Act of 1934, as amended) more than 90 days prior to the meeting, provided, however, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to the shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the regular or special meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular or special meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the corporation's By-Laws to the contrary, no business shall be conducted at any regular or special meeting except in accordance with the procedures set forth in this Article 8. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 8 and, if the Chairman should so determine, the Chairman shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

          Notwithstanding any other provisions of these Articles of Incorporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law or these Articles of Incorporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the voting power of all then outstanding shares of the corporation entitled to vote, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article 8."

          IN WITNESS WHEREOF, I have subscribed my name this 30th day of November, 1993.


                              /s/ Franklin L. Kuhar
                              ---------------------------------------------
                              Frankin L. Kuhar, Secretary

                                ARTICLES OF AMENDMENT
                                          OF
                          RESTATED ARTICLES OF INCORPORATION
                                          OF
                             EDUCATION ALTERNATIVES, INC.


     The undersigned, John T. Golle, Chief Executive Officer of Education Alternatives, Inc., a Minnesota corporation, (the "Company"), hereby certifies that:

     (i)  The name of the Company is Education Alternatives, Inc.

     (ii) Article I of the Company's Restated Articles of Incorporation has been amended to read in its entirety as follows:

                                      "ARTICLE I

      The name of the corporation is The TesseracT Group, Inc."

     (iii) The foregoing amendment has been adopted pursuant to Chapter 302A of the Minnesota Statutes.

     IN WITNESS WHEREOF, I have subscribed my name this 18th day of December, 1997.



                              /s/ John T. Golle
                              ----------------------------------------
                              John T. Golle, Chief Executive Officer

                                  STATE OF MINNESOTA                         #5
                                  SECRETARY OF STATE
                        NOTICE OF CHANGE OF REGISTERED OFFICE/
                                   REGISTERED AGENT

Please read the instructions on the back before completing this form.

1.   Corporate Name:

     The Tesseract Group, Inc.
     --------------------------------------------------------------------------
2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     3800 West 80th Street, Suite 1400       Minneapolis    MN        55431
     --------------------------------------------------------------------------
                    Street                   City           State     Zip Code

3. Registered Agent (Registered agents are required for foreign corporations but optional for MINNESOTA corporations):

     None
     --------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE CORPORATE NAME.

In compliance with MINNESOTA STATUTES, SECTION 302A.123, 303.10, 308A.025, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the company's registered office and/or agent as listed above.

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in MINNESOTA STATUTES SECTION 609.48 as if I had signed this certificate under oath.


/s/ Gale R. Mellum, Secretary
-----------------------------------------------
     Signature of Authorized Person

Name and Telephone Number of a Contact Person:  Amy M. Greene    (612) 336-3526
                                              ----------------------------------
                                                PLEASE PRINT LEGIBLY

--------------------------------------------------------------------------------
                                                       Office Use Only

     Filing Fee:    Minnesota Corporations,
                    Cooperatives and Limited
                    Liability Companies: $35.00.

                    Non-Minnesota Corporations:
                    $50.00.

                    Make checks payable to
                    Secretary of State

     Return to:     Minnesota Secretary of State
                    180 State Office Bldg.
                    100 Constitution Ave.
                    St. Paul, MN  55155-1299
                    (612) 296-2803